UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 1, 2002

                        Commission File Number 001-15977

                             Tiger Telematics, Inc.
             (Exact name of registrant as specified in its charter)

                Delaware                                   13-4051167
     (State or other jurisdiction of                     (IRS Employer
     Incorporation or organization)                  Identification Number)

 6001 Powerline Road, Ft. Lauderdale, FL                     33309
(Address of principal executive offices)                   (Zip Code)

                                 (954) 351-9833
              (Registrant's telephone number, including area code)

Item  5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 11, 2002 Tiger Telematics, Inc., (the "Company") , appointed Michael P. Jonas as President and Chief Executive Officer of the Company. Mr. Jonas had previously served as President and CEO of Comworxx, Inc., a telematics provider recently acquired by the Company, since inception. He has an extensive background in executive management, sales, business development, and in the manufacturing and design of mobile computing, wireless and telecommunication systems.

Mr. A.J. Nassar resigned as CEO and Chairman of the Board of the Company effective with Mr. Jonas' appointment.

Furthermore, Mr. Robert Francis resigned as President and COO, and as a director, of the Company and as Managing Director of the Company's UK subsidiary, Tiger Telematics, Ltd. Mr. Geoff Mitchell has been appointed Managing Director of Tiger Telematics, Ltd. Mr. Mitchell was previously with Vodafone UK as Executive Manager for its Special Project Group, with responsibility for product development for wireless corporate solutions, telematics and international packet radio systems sales.


(c)    Exhibits.

(99)   Other

       The Press Release dated July 11, 2002 is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIGER TELEMATICS, INC.


/S/                Chief Executive Officer and Director           July 1, 2002
Michael P. Jonas


/S/                Executive Vice President & Chief               July 1, 2002
Michael Carrender  Financial Officer   (PrincipalFinancial and
                   Accounting Officer and Director)

(99.1)

             TIGER TELEMATICS, INC. APPOINTS NEW PRESIDENT AND CHIEF
                               EXECUTIVE OFFICER

FORT LAUDERDALE, FL--(BUSINESS WIRE)--July 11, 2002--Tiger Telematics, Inc. (OTCBB:TIGR - News), announced today that Michael P. Jonas, a veteran executive and leader in the telematics industry, has been named President and Chief Executive Officer of Tiger Telematics, Inc. a provider of telematics products and services to the commercial and retail industry.

His appointment was announced by A. J. Nassar, who stepped down as CEO and Chairman of the Board of Tiger Telematics effective with Mr. Jonas' promotion. "Michael Jonas is the right person to lead this company into its next phase of growth in the fast growing telematics industry", Mr. Nassar said. "With the recent purchase of Comworxx, Inc. we felt that the shareholders would be best served by having someone with his extensive telematics background, contemporary vision and proven leadership ability. He will be part of a new management restructuring which better reflects our contemporary approach to telematics."

Mr. Jonas commented, "With the combination of Europe's business to business fleet product and the U.S. business to consumer Port-IT(TM) product, Tiger Telematics offers the most complete line of integrated, end to end, telematics solutions."

Mr. Jonas had previously served as President and CEO of Comworxx, Inc., a telematics provider recently acquired by Tiger Telematics, since inception. He has an extensive background in executive management, sales, business development, and in the manufacturing and design of mobile computing wireless and telecommunication systems.

The company also announced that Robert Francis resigned as President and COO, and as a director of Tiger Telematics and as Managing Director of the UK subsidiary Tiger Telematics, Ltd. Mr. Geoff Mitchell has been appointed Managing Director of Tiger Telematics, Ltd. Mr. Mitchell was previously with Vodafone UK as Executive Manager for its Special Project Group, with responsibility for product development for wireless corporate solutions, telematics and international packet radio systems sales. Mr. Mitchell was also Managing Director of Racal Messenger, Ltd., specializing in telematics and recognition technologies.

Mr. Mitchell commented, "Tiger Telematics, Ltd. is ideally positioned to exploit the enormous potential in the UK and European telematics, market. By a combination of state of the art products and a compelling commercial offering, we bring a fresh approach to this sector that will drive growth."

About Tiger

Tiger Telematics, Inc. provides telematics products and services in Europe and in North America. Tiger's mission is to bridge the gap that exists between the telecommunications, computing and automotive industries by delivering a comprehensive telematics solution to the consumer, business and fleet markets. Tiger provides mobile telematics services that add value to subscribers by helping them safely connect to the wireless world.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect Tiger Telematics, Inc. and its subsidiary businesses and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are Tiger Telematics, Inc.'s operating history; competition; low barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; and those risks discussed in the company's filings with the SEC.

Contact:Mike Jonas          Tiger Telematics, Inc.              941-377-8586